UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  )
Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☑	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

Halliburton Company

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☑	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
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(2)	Aggregate number of securities to which transaction applies:

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☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
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(2)	Form, Schedule or Registration Statement No.:

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Halliburton Company
3000 N. Sam Houston Parkway E., Building J-4, Houston, Texas 77032
Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting
to Be Held on Thursday, May 19, 2011
The Proxy Statement, Annual Report and other proxy materials are available at:
http://www.proxyvoting.com/hal
This communication presents only an overview of the more complete proxy materials that are available to you on the Internet.
We encourage you to access and review all of the important information contained in the proxy materials before voting.
HALLIBURTON COMPANY
If you want to receive a paper or e-mail copy of these documents, you must request one. There is no charge to you for requesting a copy. Please make your request for a copy as instructed below on or before May 9, 2011 to facilitate timely delivery.

TO REQUEST PAPER COPIES OF PROXY MATERIALS:
(please reference your 11-digit control number when requesting materials)
By opting out to receive printed materials, your preference for future proxy mailings will be kept on our file.

Telephone:	1-888-313-0164
(outside of the U.S. and Canada call 201-680-6688).

Email:	shrrelations@bnymellon.com
(you must reference your 11-digit control number in your email)

Internet:	http://www.proxyvoting.com/hal

TO VOTE YOUR SHARES SEE INSTRUCTIONS ON REVERSE SIDE
This is not a proxy card. You cannot use this notice to vote your shares.
This is not a ballot. You cannot use this Notice to vote these shares.
Dear Halliburton Stockholder:
The 2011 Annual Meeting of Stockholders of Halliburton Company (the “Company”) will be held at The Houstonian Hotel, 111 North Post Oak Lane, Houston, Texas 77024, on Thursday, May 19, 2011 at 9:00 a.m.
          Proposals to be considered at the Annual Meeting:
1.	To elect the ten nominees named in the proxy statement as Directors to serve for the ensuing year and until their successors shall be elected and shall qualify.

2.	To consider and act upon a proposal to ratify the appointment of KPMG LLP as principal independent public accountants to examine the financial statements and books and records of Halliburton for the year 2011.

3.	To consider and act upon an advisory vote on executive compensation.

4.	To consider and act upon an advisory vote on the frequency of holding an advisory vote on executive compensation.

5.	To consider and act upon a stockholder proposal on human rights policy.

6.	To consider and act upon a stockholder proposal on political contributions.

7.	To transact any other business that properly comes before the meeting or any adjournment or adjournments of the meeting.
The Board of Directors recommends a vote “FOR” the Director Nominees, “FOR” Items 2 and 3, and “FOR” every year on Item 4.
The Board of Directors recommends a vote “AGAINST” Items 5 and 6.
The Board of Directors has set the close of business on March 21, 2011 as the record date (the “Record Date”) for the determination of Stockholders entitled to receive notice of and to vote at the Annual Meeting or any adjournment(s) thereof.

CONTROL NUMBER
¯
YOU MUST REFERENCE YOUR 11-DIGIT CONTROL NUMBER WHEN YOU REQUEST A PAPER COPY OF THE PROXY MATERIALS OR TO VOTE YOUR PROXY ELECTRONICALLY.	→

95995

IMPORTANT NOTICE: Regarding the Internet Availability of Proxy Materials
for Halliburton Company Annual Stockholder Meeting:
This communication provides only a brief overview of the matters to be voted on at the Halliburton Company Annual Meeting of Stockholders. A complete set of proxy materials which includes Notice of Meeting, Proxy Statement, Annual Report on Form 10-K and access to the Proxy Voting Site are available to you on the Internet. You are encouraged to access and review all of the important information contained in the proxy materials before voting.
The following materials are available for you to review online:
•	the Company’s 2011 Proxy Statement (including all attachments thereto);

•	the Company’s Annual Report on Form 10-K for the year ended December 31, 2010 (which is not deemed to be part of the official proxy soliciting materials); and

•	any amendments to the foregoing materials that are required to be furnished to stockholders.
To request a paper copy of the Proxy Materials:
      (you must reference your 11-digit control number located on the reverse side of this form)

Telephone:	1-888-313-0164 (outside of the U.S. and Canada call 201-680-6688)
Email:	shrrelations@bnymellon.com (you must reference your 11-digit control number in your email)
Internet:	http://www.proxyvoting.com/hal
The Proxy Materials for Halliburton Company are available to review at:
http://www.proxyvoting.com/hal
Have this notice available when you request a PAPER copy of the Proxy Materials, when you want to view your proxy materials online
OR WHEN YOU WANT TO VOTE YOUR PROXY ELECTRONICALLY.
HOW TO VOTE BY INTERNET
We encourage you to review the proxy materials online before voting.
Use the Internet to vote your shares. On the landing page of the above website in the box labeled
“To Vote Your Shares by Internet” click on “Vote Now” to access the electronic proxy card and vote your shares. Have this notice in hand when you access the website.
You will need to reference the 11-digit control number located on the reverse side.
DIRECTIONS TO THE HOUSTONIAN HOTEL
From Bush International Airport - Houston:
•	Exit the Airport on to JFK Blvd.

•	Follow the signs to Sam Houston Tollway/Beltway 8 West.

•	Take Sam Houston Tollway/Beltway 8 West to I-45 South (Downtown).

•	Take I-45 South to Loop 610 West.

•	Loop 610 West becomes Loop 610 South.

•	Follow Loop 610 South to the Woodway exit.

•	Make a right on Woodway to N. Post Oak Lane (1st signal).

•	Make a right on N. Post Oak Lane. The Houstonian is 3 blocks down on the left at the stop sign.
From Houston Hobby:
•	Exit airport going right on Airport Blvd. - 1.9 miles.

•	Go under freeway and turn left and get on I-45 North.

•	Come around downtown on the Pierce elevated freeway and after the Bagby exit look for the Memorial Drive exit on right.

•	Exit Memorial and go to the light and turn left and get on Memorial.

•	Go about 5.5 miles, through the park, the road will fork, veer left onto Woodway, pass under the freeway.

•	Make a right on N. Post Oak Lane. The Houstonian is 3 blocks down on the left at the stop sign.
95995